EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 27, 1995


                         ASSOCIATED MADISON COMPANIES, INC.

                         By: /s/ Charles J.Gallo, Jr.
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                            Name:  Charles J. Gallo, Jr.
                            Title:   Vice President and
                                     Controller


                         THE TRAVELERS INC.

                         By: /s/ Charles J. Gallo, Jr.
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                            Name:  Charles J. Gallo, Jr.
                            Title: Assistant Controller